HomeTrust Bancshares, Inc. and TriSummit Bancorp, Inc.
Announce Highly Accretive In-Market Combination
ASHEVILLE, NC and KINGSPORT, TN – September 21, 2016 – HomeTrust Bancshares, Inc. (NASDAQ: HTBI) (“HomeTrust”) and TriSummit Bancorp, Inc. (“TriSummit”) jointly announced today the signing of a definitive agreement under which HomeTrust will acquire TriSummit. Upon the completion of the transaction, the combined company is expected to have assets in excess of $3.0 billion.
Dana Stonestreet, Chairman, President, and Chief Executive Officer of HomeTrust said, “We are excited about the opportunity to continue to expand our presence in the Tri-Cities Tennessee market. This acquisition is consistent with our stated business strategy to grow both organically and through in-market acquisitions. This in-market transaction provides the opportunity to significantly reduce expenses by leveraging our current infrastructure.”
R. Lynn Shipley Jr., President and Chief Executive Officer of TriSummit, commented, “We are very pleased to partner with HomeTrust. This merger enables our team to expand commercial relationships which have been constrained due to our size. We will also bring additional treasury management services and an expanded portfolio of other products and services to our consumer clients such as after-hour customer service support and enhanced residential mortgage lending."
Established in 2007, TriSummit Bank is headquartered in Kingsport, Tennessee. Its holding company, TriSummit Bancorp, Inc., has over $353 million in consolidated assets. TriSummit operates six banking facilities in Kingsport, TN (2), Johnson City, TN, and Bristol, VA (the “Tri-Cities” region) and also in Morristown and Jefferson City, TN.
The merger agreement has been unanimously approved by the boards of directors of both companies. The transaction is anticipated to close in the first calendar quarter of 2017, subject to TriSummit shareholder approval and customary closing conditions, including regulatory approvals.
Under the terms of the agreement, TriSummit shareholders will receive a total of $8.80 per share in merger consideration consisting of $4.40 in cash plus $4.40 in HomeTrust common stock. This represents approximately $31.8 million of aggregate transaction consideration. The number of HomeTrust shares to be issued will be determined based on HomeTrust’s weighted average closing stock price on the NASDAQ Stock Market during the 20 trading days ending on the fifth trading day prior to the closing date. The exchange ratio will be fixed at 0.2310 if the weighted average closing price is equal to or less than $19.05 per share (HomeTrust’s tangible book value per share at June 30, 2016) and at 0.2099 if the weighted average closing price is equal to or greater than $20.96 per share, provided that the stock portion of the merger consideration may be increased and the cash portion of the merger consideration decreased to assure that merger qualifies as a tax-free reorganization. In addition, it is expected that TriSummit’s $7.1 million TARP preferred stock (now held by private shareholders) will be redeemed in connection with the closing of the merger.
The deal value equates to 121% of TriSummit’s June 30, 2016 tangible book value, 2.7% premium to core deposits, and 8.2 times TriSummit’s 2018 estimated earnings including fully phased-in cost synergies. Excluding certain one-time merger charges, the transaction is anticipated to be accretive to earnings per share by approximately 8% in fiscal 2017 and 30% in 2018. Tangible book value per common share is expected to be diluted by approximately 4% at closing, with a projected earnback period of 3.5 years.

HomeTrust’s Stonestreet also added, “We are delighted to partner with such a strong company built with similar core values. Lynn and his team have led TriSummit with a consistent vision for customer service built on relationships of trust and integrity. The combination of this acquisition, along with cumulative impact of executing our strategic plan, accelerates our momentum towards our profitability performance goals.”
HomeTrust was advised in the transaction by Keefe, Bruyette and Woods as financial advisor and Silver, Freedman, Taff, & Tiernan LLP as legal counsel. TriSummit was advised by Banks Street Partners, LLC as financial advisor and Butler Snow LLP as legal counsel.

About HomeTrust Bancshares, Inc.
HomeTrust Bancshares, Inc. is the holding company for HomeTrust Bank (the “Bank”). As of June 30, 2016, HomeTrust had assets of $2.7 billion. The Bank, founded in 1926, is a North Carolina state chartered, community-focused financial institution committed to providing value added relationship banking through 39 locations as well as online/mobile channels. Locations include: North Carolina (including the Asheville metropolitan area, the "Piedmont" region, Charlotte, and a loan production office in Raleigh), Upstate South Carolina (Greenville), East Tennessee (including Kingsport/Johnson City, Knoxville, and Morristown) and Southwest Virginia (including the Roanoke Valley). In 2016, the Bank is celebrating its 90th Anniversary and nine decades of commitment to its customers, employees and surrounding communities. The Bank is the 6th largest community bank headquartered in North Carolina.
TriSummit Bancorp, Inc.
TriSummit Bancorp, Inc. is the holding company for TriSummit Bank, a Tennessee-chartered bank headquartered in Kingsport, Tennessee. TriSummit Bank is a community oriented financial institution offering traditional financial services with offices in Kingsport, TN, Johnson City, TN, and Bristol, VA (the “Tri-Cities” region) and also in Morristown and Jefferson City, TN. At June 30, 2016, TriSummit had consolidated assets of $353.8 million, deposits of $288.4 million and shareholders’ equity of $34.2 million.
Cautionary Statement Regarding Forward Looking Statements
This press release may contain certain “forward-looking statements” within the meaning of the Private Securities Litigation Reform Act of 1995. Such statements often include words such as “believe,” “expect,” “anticipate,” “estimate,” and “intend” or future or conditional verbs such as “will,” “would,” “should,” “could,” or “may.” Forward-looking statements are not historical facts but instead represent management’s current expectations and forecasts regarding future events many of which are inherently uncertain and outside of our control. Actual results may differ, possibly materially from those currently expected or projected in these forward-looking statements. Factors that could cause actual results to differ materially from expected results include: expected cost savings, synergies and other financial benefits from the pending acquisition by HomeTrust of TriSummit and/or the combined company might not be realized within the expected time frames or at all, and costs or difficulties relating to integration matters might be greater than expected; the requisite regulatory approvals and approval of TriSummit’s shareholders for the pending merger might not be obtained; increased competitive pressures; changes in the interest rate environment; changes in general economic conditions and conditions within the securities markets; legislative and regulatory changes; and other factors described in HomeTrust’s latest annual Report on Form 10-K and Quarterly Reports on Form 10-Q and other filings with the Securities and Exchange Commission (“SEC”) which are available on our website at www.hometrustbanking.com and on the SEC’s website at www.sec.gov. Any of the forward-looking statements that we make in this press release or our SEC filings are based upon management’s beliefs and assumptions at the time they are made and may turn out to be wrong because of inaccurate assumptions we might make, because of the factors illustrated above or because of other factors that we cannot foresee. We do not undertake and specifically disclaim any obligation to revise any forward-looking statements to reflect the occurrence of anticipated or unanticipated events or circumstances after the date of such statements. These risks could cause our actual results for fiscal 2017 and beyond to differ materially from those expressed in any forward-looking statements by, or on behalf of, us and could negatively affect our operating and stock performance.

Additional Information
HomeTrust Bancshares, Inc. will file a registration statement on Form S-4 with the SEC in connection with the proposed transaction.  The registration statement will include a proxy statement of TriSummit that also constitutes a prospectus of HomeTrust, which will be sent to the shareholders of TriSummit.  TriSummit shareholders are advised to read the proxy statement/prospectus when it becomes available because it will contain important information about HomeTrust, TriSummit and the proposed transaction.  When filed, this document and other documents relating to the merger filed by HomeTrust can be obtained free of charge from the SEC’s website at www.sec.gov.  These documents also can be obtained free of charge by accessing HomeTrust’s website at www.hometrustbanking.com under the tab “Investor Relations” and then under “SEC Filings.”  Alternatively, these documents, when available, can be obtained free of charge from HomeTrust upon written request to HomeTrust Bancshares, Inc., Attn: Investor Relations, 10 Woodfin Street, Asheville, North Carolina 28801 or by calling (828) 350-3049 or from TriSummit, upon written request to TriSummit Bancorp, Inc., Attn: Investor Relations, 422 Broad Street, Kingsport, Tennessee 37660.
Participants in this Transaction
HomeTrust, TriSummit and certain of their respective directors and executive officers may be deemed to be participants in the solicitation of proxies from TriSummit shareholders in connection with the proposed transaction under the rules of the SEC.  Information about the directors and executive officers of HomeTrust may be found in the definitive proxy statement of HomeTrust filed with the SEC by HomeTrust on October 15, 2015.  This definitive proxy statement can be obtained free of charge from the sources indicated above.  Information about the directors and executive officers of TriSummit will be included in the proxy statement/prospectus when filed with the SEC. Additional information regarding the interests of these participants will also be included in the proxy statement/prospectus regarding the proposed transaction when it becomes available.
WEBSITES:          WWW.HOMETRUSTBANCSHARES.COM
WWW.TRISUMMITBANK.COM

Contact:

HomeTrust Bancshares, Inc.
Dana L. Stonestreet – Chairman, President and CEO
Tony J. VunCannon – Executive Vice President, CFO, and Treasurer
828-259-3939

TriSummit Bancorp, Inc.
R. Lynn Shipley Jr. - President and Chief Executive Officer
877-389-2265